Tactical Air Defense Services Receives Initial Funding from Cornucopia, Ltd.

Carson City, NV- April 26, 2011 - Tactical Air Defense Services, Inc. (OTCQB: TADF), an Aerospace/Defense Services contractor that offers tactical aviation services, aerial refueling, aircraft maintenance, and other Aerospace/Defense services to the United States and Foreign militaries and agencies, is pleased to announce that it is has received the first $200,000 of the recently announced $1,000,000 financing commitment from Cornucopia, Ltd.

TADF intends to use proceeds from the $200,000 as a deposit for a certain military fighter aircraft that it intends to operate through a services agreement with its pending merger partner, Tactical Air Support Services, Inc. (“Tac-Air”), as well as for other general business purposes.

TADF believes, but cannot guarantee, that said aircraft shall be operating in support of a tactical aviation contract within 60 days of taking possession, and shall generate revenues of between $2 million to $3 million per year for TADF and Tac-Air.

Tac-Air, www.tacticalairsupport.com, is a highly regarded aerospace/defense services contractor founded by a group of former U.S. Navy, Marine, and Air Force Weapon’s School Instructors. Tac-Air has been awarded and is currently servicing multiple aerospace/defense contracts with the U.S. Department of Defense.

Cornucopia, Ltd. is a merchant banking firm domiciled in the Turks and Caicos Islands, BVI, specializing in the financing of micro-cap growth companies.  Cornucopia, Ltd. was not a shareholder of TADF prior to this financing transaction.

Alexis C. Korybut, Chief Executive Officer of TADF, stated,  “We are very pleased to have received the initial $200,000 of funding from Cornucopia, Ltd.  These funds will enable TADF to field an aircraft with capabilities well beyond anything offered by any other commercial air service provider.  Working through our partner Tac-Air this is our first of many highly sought-after military aircraft that we believe will not only generate revenues for our companies and increase our visibility and credibility within the tactical aviation sector, but will also serve to further join together TADF and Tac-Air as we continue to work towards closing the merger between our companies.  We look forward to continuing to work closely Cornucopia, Ltd., and believe that its expressed desire and ability to further fund TADF as our business grows, will make them a valued long-term and strategic funding partner.”

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Forward Looking Statement Disclosure

Statements contained herein that are not historical facts may be forward looking statements within the meaning of the Securities Act of 1933, as amended.  Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company’s ability to perform under existing contracts, to procure future contracts, to acquire certain assets, or to finalize funding for the purchase of certain assets. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Investor Relations Contact:
Gerald N. Kieft
The WSR Group
(772) 219-7525
IR@theWSRgroup.com
www.theWSRgroup.com